EXHIBIT 99.2

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
INTERIM REPORT
(Unaudited)
AS OF SEPTEMBER 30, 2007

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
INTERIM REPORT
(Unaudited)
AS OF SEPTEMBER 30, 2007

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007

	September 30		December 31, 2006
	2007	2006
	(Unaudited)		(Audited)
	NIS in thousands

A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	45,187	42,948	72,170
Short-term investments	79,800	78,313	74,917
Accounts receivable:
Trade	385,786	301,336	376,830
Other	54,456	51,879	66,280
Inventories	109,973	70,408	93,512

T o t a l current assets	675,202	544,884	683,709

LONG-TERM INVESTMENTS AND LOANS:
Investment in marketable securities		6,382
Other receivables	3,271	2,563	2,114

T o t a l long-term investments and loans	3,271	8,945	2,114

PROPERTY, PLANT AND EQUIPMENT,
net of accumulated depreciation	225,544	*186,272	*187,529

OTHER ASSETS AND DEFERRED CHARGES,
net of accumulated amortization	53,203	*28,835	*53,738

	957,220	768,936	927,090

* After the retroactive application of accounting changes - see note 6a.

Y. Maiman Chairman of the Board of Directors	Y. Cohen General Manager

I. Harel Chief Financial Officer

Date of approval of the financial statements: February 7, 2008

	September 30		December 31, 2006
	2007	2006
	(Unaudited)		(Audited)
	NIS in thousands

Liabilities and shareholders' equity
CURRENT LIABILITIES:
Bank credit and loans	316,407	248,752	313,016
Accounts payable and accruals:
Trade	172,772	105,247	*148,650
Other	75,689	*60,822	*82,476

T o t a l current liabilities	564,868	414,821	544,142

LONG-TERM LIABILITIES:
Liability for employee rights upon
retirement, net of amount funded	9,839	9,495	9,532
Convertible debentures, net	8,937	22,704	16,421
Debentures	54,179	53,524	52,624
Bank loans (net of current maturities) and
other liabilities	122,676	109,675	122,288
Capital note to an interested party	3,829	3,595	3,652
Deferred income taxes	8,169	7,624	8,946

T o t a l long-term liabilities	207,629	206,617	213,463

T o t a l liabilities	772,497	621,438	757,605

MINORITY INTEREST	1,640	771	1,144

SHAREHOLDERS' EQUITY	183,083	*146,727	*168,341

	957,220	768,936	927,090

* After the retroactive application of accounting changes – see note 6a.

The accompanying notes are an integral part of these condensed financial statements.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE-MONTH AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2007

	Nine months ended September 30		Three months ended September 30		Year ended December 31, 2006
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)		(Audited)
	NIS in thousands

REVENUES - net	1,341,700	873,446	450,842	281,251	1,156,991
COST OF REVENUES	1,201,184	*752,849	403,592	*246,343	*1,001,356

GROSS PROFIT	140,516	120,597	47,250	34,908	155,635

SELLING, MARKETING, ADMINISTRATIVE
AND GENERAL EXPENSES:
Selling and marketing	24,654	18,567	7,794	5,632	24,398
Administrative and general	39,376	37,724	13,771	11,809	50,904

	64,030	56,291	21,565	17,441	75,302

INCOME FROM ORDINARY OPERATIONS	76,486	64,306	25,685	17,467	80,333
FINANCIAL EXPENSES - net	19,832	22,232	11,744	6,925	25,096
OTHER INCOME (EXPENSES) - net	131	1,202	(172)	378	9,180

INCOME BEFORE TAXES ON INCOME	56,785	43,276	13,769	10,920	64,417
TAXES ON INCOME	13,456	11,233	3,725	2,159	16,367

INCOME AFTER TAXES ON INCOME	43,329	32,043	10,044	8,761	48,050
SHARE IN PROFITS OF INVESTEE COMPANY					(156)
MINORITY INTEREST IN PROFITS OF
INVESTEE COMPANIES	496	640	154	242	1,013

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	42,833	31,403	9,890	8,519	46,881
CUMULATIVE EFFECT, AT THE BEGINNING
OF YEAR, OF ACCOUNTING CHANGE - net		1,755			1,755

NET INCOME FOR THE PERIOD	42,833	33,158	9,890	8,519	48,636

	NIS

NET EARNINGS PER SHARE
BASIC:
Before cumulative effect of accounting change	0.75	*0.60	0.17	*0.16	*0.92
Cumulative effect, at beginning of the year, of
accounting change - net		0.03			0.03

Net earnings	0.75	*0.63	0.17	*0.16	*0.95

FULLY DILUTED:
Before cumulative effect of accounting change	0.64	*0.54	0.16	*0.16	*0.81
Cumulative effect, at beginning of the year, of
accounting change - net		0.03			0.03

Net earnings	0.64	*0.57	0.16	*0.16	*0.84

	In thousands

Number of shares used to compute basic
earnings per share	57,424	50,278	58,550	50,362	52,645
Number of shares used to compute fully diluted
earnings per share	68,257	59,364	64,289	59,257	62,388

* After the retroactive application of accounting changes – see note 6a.

The accompanying notes are an integral part of these condensed financial statements.

(Continued) – 1

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE NINE-MONTH AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2007

	Share capital	Premium on shares	Warrants	Differences from translation of foreign currency financial statements of investee companies	Retained earnings	Dividend declared subsequent to balance sheet date	Total
	N I S i n t h o u s a n d s

BALANCE AT DECEMBER 31, 2006 (audited)	37,290	63,639	5,121	(2,355)	41,269	21,216	166,180

ADJUSTMENTS, AT JANUARY 1, 2007, RESULTING FROM
FIRST-TIME APPLICATION OF NEW ACCOUNTING
STANDARDS (unaudited) (see note 6a):
Carried to retained earnings in respect of retroactive application
of provisions of Israel Accounting Standard No. 27				(79)	2,240		2,161

BALANCE AT JANUARY 1, 2007, FOLLOWING FIRST-
TIME APPLICATION OF NEW ACCOUNTING
STANDARDS (unaudited)	37,290	63,639	5,121	(2,434)	43,509	21,216	168,341

CHANGES DURING THE NINE MONTHS ENDED
SEPTEMBER 30, 2007 (unaudited):
Net income					42,833		42,833
Dividend paid					(17,607)	(21,216)	(38,823)
Exercise of warrants granted to employees into shares	119	4,153					4,272
Exercise of warrants	21	975	(183)				813
Conversion of debentures into shares	237	8,254					8,491
Differences from translation of foreign currency
financial statements of investee companies				(2,844)			(2,844)

BALANCE AT SEPTEMBER 30, 2007 (unaudited)	37,667	77,021	4,938	(5,278)	68,735	-,-	183,083

(Continued) – 2

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE NINE-MONTH AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2007

	Share capital	Premium on shares	Warrants	Differences from translation of foreign currency financial statements of investee companies	Retained earnings	Dividend declared subsequent to balance sheet date	Total
	N I S i n t h o u s a n d s

BALANCE AT DECEMBER 31, 2005 (audited)	36,891	47,944	5,121	1,499	15,570	24,246	131,271

ADJUSTMENTS, AT JANUARY 1, 2006, RESULTING FROM
FIRST-TIME APPLICATION OF NEW ACCOUNTING
STANDARDS: :
Conversion component in convertible debentures carried to
shareholders' equity (audited)		950					950
Carried to retained earnings in respect of retroactive application
of provisions of Israel Accounting Standard No. 27 (unaudited)				8	519		527

BALANCE AT JANUARY 1, 2006, FOLLOWING FIRST-TIME
APPLICATION OF NEW ACCOUNTING
STANDARDS (unaudited)	36,891	48,894	5,121	1,507	16,089	24,246	132,748

CHANGES DURING THE NINE MONTHS ENDED
SEPTEMBER 30, 2006(unaudited):
Net income					33,158		33,158
Dividend paid						(24,246)	(24,246)
Exercise of warrants granted to employees into shares	95	3,520					3,615
Conversion of debentures into shares	76	4,352					4,428
Differences from translation of foreign currency
financial statementsof investee companies				(2,976)			(2,976)

BALANCE AT SEPTEMBER 30, 2006 (unaudited)	37,062	56,766	5,121	(1,469)	49,247	-,-	146,727

(Continued) – 3

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE NINE-MONTH AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2007

	Share capital	Premium on shares	Warrants	Differences from translation of foreign currency financial statements of investee companies	Retained earnings	Dividend declared subsequent to balance sheet date	Total
	N I S i n t h o u s a n d s

BALANCE AT JULY 1, 2007 (unaudited)	37,631	75,613	5,036	(1,930)	76,452		192,802

CHANGES DURING THE THREE MONTHS ENDED
SEPTEMBER 30, 2007(unaudited):
Net income					9,890		9,890
Dividend paid					(17,607)		(17,607)
Exercise of warrants granted to employees into shares	7	239					246
Exercise of warrants	11	527	(98)				440
Conversion of debentures into shares	18	642					660
Differences from translation of foreign currency
financial statements of investee companies				(3,348)			(3,348)

BALANCE AT SEPTEMBER 30, 2007 (unaudited)	37,667	77,021	4,938	(5,278)	68,735		183,083

BALANCE AT JULY 1, 2006 (unaudited)	37,027	53,848	5,121	(14)	40,728		136,710

CHANGES DURING THE THREE MONTHS ENDED
SEPTEMBER 30, 2006 (unaudited):
Net income					8,519		8,519
Exercise of warrants granted to employees into shares		12					12
Conversion of debentures into shares	35	2,906					2,941
Differences from translation of foreign currency
financial statements of investee companies				(1,455)			(1,455)

BALANCE AT SEPTEMBER 30, 2006 (unaudited)	37,062	56,766	5,121	(1,469)	49,247		146,727

(Concluded) – 4

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE NINE-MONTH AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2007

	Share capital	Premium on shares	Warrants	Differences from translation of foreign currency financial statements of investee companies	Retained earnings	Dividend declared subsequent to balance sheet date	Total
	N I S i n t h o u s a n d s

BALANCE AT DECEMBER 31, 2005 (audited)	36,891	47,944	5,121	1,499	15,570	24,246	131,271

ADJUSTMENTS, AT JANUARY 1, 2006, RESULTING FROM
FIRST-TIME APPLICATION OF NEW ACCOUNTING
STANDARDS: :
Conversion component in convertible debentures carried to
shareholders' equity (audited)		950					950
Carried to retained earnings in respect of retroactive application
of provisions of Israel Accounting Standard No. 27 (unaudited)				8	519		527

BALANCE AT JANUARY 1, 2006, FOLLOWING FIRST-TIME
APPLICATION OF NEW ACCOUNTING
STANDARDS (unaudited)	36,891	48,894	5,121	1,507	16,089	24,246	132,748

CHANGES DURING THE YEAR ENDED
DECEMBER 31, 2006 (audited):
Net income					48,636		48,636
Dividend paid						(24,246)	(24,246)
Exercise of warrants granted to employees into shares	292	10,756					11,048
Exercise of warrants	*	5					5
Conversion of debentures into shares	107	3,984					4,091
Appropriation for distribution of dividend declared
subsequent to balance sheet date					(21,216)	21,216
Differences from translation of foreign currency
financial statements of investee companies				(3,941)			(3,941)

BALANCE AT DECEMBER 31, 2006 (audited)	37,290	63,639	5,121	(2,434)	43,509	21,216	168,341

* Represents an amount less than NIS 1,000

The accompanying notes are an integral part of these condensed financial statements.

(Continued) – 1

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2007

	Nine months ended September 30		Three months ended September 30		Year ended December 31, 2006
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)		(Audited)
	N I S i n t h o u s a n d s

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the period	42,833	33,158	9,890	8,519	48,636
Adjustments required to reflect the cash flows
from operating activities (a)	18,684	(50,029)	32,193	(19,983)	(21,583)

Net cash provided by (used in) operating activities	61,517	(16,871)	42,083	(11,464)	27,053

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(58,851)	(10,220)	(50,104)	(4,357)	(17,104)
Purchase of other assets	(579)	(1,907)	(134)	(1,005)	(2,336)
Acquisition of operations					(5,000)
Acquisition of subsidiary consolidated for the
first time (b)					(21,861)
short-term investments - net	(2,907)	(5,285)	9,616	6,911	5,975
Proceeds from sale of investment and property,
plant and equipment	999	2,391	395	827	6,535

Net cash provided by (used in) investing activities	(61,338)	(15,021)	(40,227)	2,376	(33,791)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants granted
to employees	3,929	3,615	183	12	4,091
Proceeds from exercise of warrants	814		441
Discharge of long-term bank loans	(20,455)	(60,905)	(5,517)	(7,711)	(68,889)
Receipt of long-term bank loans	24,718	38,952	22,072	311	63,357
Dividend paid	(38,823)	(24,246)	(17,607)		(24,246)
Short-term bank credit - net	4,248	48,412	(4,583)	16,946	36,999

Net cash provided by (used in) financing activities	(25,569)	5,828	(5,011)	9,558	11,312

TRANSLATION DIFFERENCES ON CASH
BALANCES OF INVESTEE COMPANIES
OPERATING INDEPENDENTLY	(1,593)	(1,540)	(1,896)	(789)	(2,956)

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(26,983)	(27,604)	(5,051)	(319)	1,618
BALANCE OF CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD	72,170	70,552	50,238	43,267	70,552

BALANCE OF CASH AND CASH EQUIVALENTS
AT END OF PERIOD	45,187	42,948	45,187	42,948	72,170

(Concluded) – 2

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2007

		Nine months ended September 30		Three months ended September 30		Year ended December 31, 2006
		2007	2006	2007	2006
		(Unaudited)		(Unaudited)		(Audited)
		N I S i n t h o u s a n d s

(a)	Adjustments required to reflect cash flows from
	operating activities:
	Income and expenses not involving cash flows:
	Minority interest in profits of investee companies	496	640	154	242	1,013
	Share in profits of investee company					156
	Depreciation and amortization	15,460	18,106	5,550	6,025	24,337
	Capital loss	(101)	(1,488)	(101)	(1,488)	(8,661)
	Liability for employee rights upon retirement - net	379	426	720	(150)	494
	Capital gain on sale of investment in another
	company and on property, plant and
	equipment - net		(1,110)	75	(373)	(1,471)
	Deferred income taxes - net	2,908	(10)	(1,449)	(3,699)	7,613
	Erosion of capital note to an interested party	177	165	60	56	222
	Loss (gain) on marketable securities - net	(2,041)	(863)	2,184	(727)	(2,077)
	Interest from long-term marketable securities		284		118
	Expenses in respect of convertible debentures	1,006	1,812	292	1,366	2,154
	Linkage differences on (erosion of) debentures	1,555	822	1,360	102	(154)
	Exchange and linkage differences on (erosion of)
	principal of long-term loans - net	(474)	201	597	(257)	(273)

		19,365	18,985	9,442	1,215	23,353

	Changes in operating asset and liability items:
	Decrease (increase) in accounts receivable:
	Trade	(10,397)	(28,024)	28,230	6,924	(23,586)
	Other	10,789	(22,894)	10,070	(14,525)	(4,853)
	Decrease (increase) in inventories	(16,461)	(2,461)	2,192	18,771	(1,158)
	Increase (decrease) in accounts payable and
	accruals:
	Trade	24,732	(6,664)	(22,162)	(26,111)	17,528
	Other	(9,344)	(8,971)	4,421	(6,257)	(32,867)

		(681)	(69,014)	22,751	(21,198)	(44,936)

		18,684	(50,029)	32,193	(19,983)	(21,583)

(b)	Acquisition of subsidiary consolidated for the
	first time:
	Assets and liabilities of the subsidiary at date of
	acquisition:
	Working capital (excluding cash and cash
	equivalents)					466
	Property, plant and equipment - net					1,580
	Goodwill					19,815

						21,861

Supplementary information on financing activities not
	involving cash flows:
	Conversion of debentures into shares	8,491	4,428	660	2,941	11,053

	Exercise of warrants granted to employees	343		63

The accompanying notes are an integral part of these condensed financial statements.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 1	–	GENERAL:

a.	The consolidated financial statements as of September 30, 2007 and for the nine-month and the three-month periods then ended (hereafter - the interim statements) were drawn up in condensed form, in accordance with Accounting Standard No. 14 of the Israel Accounting Standards Board (hereafter - the IASB) and in accordance with Chapter D of the Securities (Periodic and Immediate Reports) Regulations, 1970.

b.	The accounting principles applied in the preparation of the interim statements are consistent with those applied in the preparation of the annual financial statements, except for the change in the accounting policies that relate to property, plant and equipment and to intangible assets resulting from the first-time application of new accounting standards of the IASB, as described in note 6. However, the interim statements do not include all the information and explanations required for the annual financial statements.

c.	The Company draws up and presents its financial statements in Israeli currency (hereafter – NIS) in accordance with the provisions of Accounting Standard No. 12 –“Discontinuance of Adjusting Financial Statements for Inflation” – of the IASB, which set transitional provisions for financial reporting on a nominal basis, commencing January 1, 2004. Accordingly, the amounts of non-monetary assets, mainly property, plant and equipment and other assets (including depreciation and amortization in respect of those assets), and the shareholders’ equity components included in the financial statements, originating from the period that preceded the transition date, are based on their adjusted to December 2003 shekel amount.

d.	Following are the changes in the exchange rate of the U.S. dollar (hereafter – the dollar), the exchange rate of the Euro and in the consumer price index during the reported periods:

	Exchange rate of the dollar	Exchange rate of the Euro	Consumer price index
	%		%

9 months ended September 30:
2007	(5.0)	2.3	2.3
2006	(6.5)	0.2	0.8

3 months ended September 30:
2007	(5.5)	(0.4)	1.3
2006	(3.1)	(3.3)	(0.8)

Year ended December 31, 2006	(8.2)	(7.3)	(0.1)

The exchange rate of the dollar as of September 30, 2007 is: $ 1= NIS 4.013.

The exchange rate of the Euro as of September 30, 2007 is: € 1= NIS 5.6898.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 2	–	COMPANY CONSOLIDATED FOR THE FIRST TIME

On November 21, 2006, the Company entered an agreement for the purchase of 100% of the shares of Bax Chemicals B.V. (hereafter – Bax), a company incorporated in the Netherlands. Bax is a supplier of chemical raw materials focusing on the European market. The products marketed by Bax are also distributed by the Group. The consideration in this transaction comprises two elements: (a) an immediate payment of € 5.65 million (approximately NIS 31.4 million) that will be paid by Gadot Terminals upon signing the share acquisition contract; and (b) an amount of up to € 500,000 (approximately NIS 2.8 million) that may be added to the aforesaid consideration, contingent on the achievement of profit targets by Bax during the first two years after the acquisition.

The excess of cost in the amount of NIS 19.8 million arising from the acquisition was allocated to goodwill. The goodwill is not amortized but rather will be reviewed for impairment on a yearly basis.

In the financial statements as of December 31, 2006, the balance sheets of Bax were consolidated for the first time. For practical reasons, the results of Bax from the date of acquisition through December 31, 2006 – a loss of NIS 156,000 – are presented in the statement of income for 2006 under the line item “Share in profits of investee company”.

Below are data of Bax that has been included in the consolidated statements of income for the nine-month and three-month periods ended September 30, 2007:

	Nine months ended September 30, 2007	Three months ended September 30, 2007
	NIS in thousands
	(Unaudited)

Revenues	470,317	143,781

Cost of revenues	456,065	137,604

Income before taxes on income	2,173	2,211

Net income	1,628	1,764

NOTE 3	–	EVENTS AT SECOND TIER SUBSIDIARY:

a.	Fire at second tier subsidiary

On July 26, 2006, a fire broke out in the chemical terminal of a subsidiary, Chyma Bulk Chemicals and Shipping S.A. (hereafter – Chyma), in Greece. The fire was extinguished without injuries, but most storage tanks and auxiliary systems were damaged and became unusable. The terminal was insured. In the wake of the fire, the operating licenses were taken from the subsidiary. In the period since the fire, Chyma continues to supply its Greek customers with chemicals, but not through the aforementioned terminal.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 3	–	EVENTS AT SECOND TIER SUBSIDIARY (continued):

Chyma filed a claim with the insurance company regarding the damage it incurred. The insurance company approved Chyma a total indemnification in respect of fire damage of approximately € 5.75 million (approximately NIS 32 million). Through balance sheet date, Chyma had received € 4.6 million (approximately NIS 25.9 million) in respect of the claim. Payment of the remaining amount of approximately € 1.1 million (approximately NIS 6.3million) has been delayed following an injunction issued as a result of an action brought by other Greek insurance companies in pursuit of subrogation claims on behalf of some of Chyma’s customers, which had inventories stored in the facilities that were damaged. In respect of these subrogation claims, Chyma has recorded a provision of approximately € 1 million (approximately NIS 5.6 million) in its accounts based on an opinion it received from a legal adviser. In addition, the Court has ruled that the company has to provide guarantees in the amount of € 5.3 million (approximately NIS 30 million) in respect of these claims.

The financial statements for 2006 include a capital gain of NIS 8.6 million in respect of the aforementioned incident (net of provisions for impairment and direct costs for the clean-up of the terminal and legal actions).

In light of the aforementioned claims and the operating restrictions on the terminal in Greece, the auditors of Chyma have included in their review report on the financial statements as of September 30, 2007 a note drawing the auditors’ attention to doubts concerning the viability of Chyma being able to continue as a going concern.

b.	Pending claim

The Greek customs authorities have filed an administrative demand against the directors of Chyma for the payment of customs and fines in a cumulative amount of approximately € 1 million, alleging that the materials that went up in flames in one of the tanks was brought into Greece illegally and that it was used illegally. If the Court in Greece should rule that the demand is justified and if the directors do not pay the claim, the demand could be redirected against Chyma. Company management believes, based on the opinion of its legal advisors, that there are no grounds for the aforementioned demand by the customs authorities and the Company has thus made no provision for this in its accounts.

NOTE 4	–	SHIPS:

a.	Sale of ship – In June 2007, the Company signed a memorandum of understanding for the sale of the ship, Chemical Sprinter; the ship, which is owned through a foreign subsidiary, has a cargo capacity of 6,000 tons. The sale consideration has been set at approximately $ 7 million. It was decided that the buyer would pay an advance of 10% of the transaction price as a collateral payment, and this is being held by a trustee. The delivery of the ship to the buyer is scheduled to take place during the fourth quarter of 2007. Upon closing the sale, the Company expects to recognize a capital gain of approximately $ 3.5 million.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 4	–	SHIPS (continued):

b.	Purchase of ships:

1)	In June 2007, Gadot Yam Chemical Shipping Ltd. (hereafter – Gadot Yam) signed a contract for the purchase of two ships, each with a cargo capacity of 16,600 tons. The total cost of the transaction has been set at approximately $ 50 million, which is to be paid in accordance with the milestones specified in the contract, which are linked to progress in the construction of the ships. The ships are expected to be delivered to Gadot Yam in 2009 and 2010. The purchase of the ships will be financed partly from shareholders’ equity and partly with bank credit.

2)	Within the framework of the above ship purchase contract, Gadot Yam was granted an option to purchase additional ships. Gadot Yam has elected to exercise this option to purchase two ships with similar characteristics to the ships referred to above. The total cost of the transaction has been set at approximately $ 57 million, which is to be paid in accordance with the milestones specified in the contract, which are linked to progress in the construction of the ships. The ships are expected to be delivered to Gadot Yam in 2010 and 2011. The purchase of the ships will be financed partly from shareholders’ equity and partly with bank credit.

In order to finance the purchase of the ships, Gadot Yam was granted bank credit of approximately $ 10 million in the third quarter of 2007. The credit is divided as follows:

a)	A loan of approximately $ 5.5 million, which is to be repaid in 20 equal quarterly installments through August 2012. The loan bears interest at Libor + 2.75%.

b)	Credit in the amount of approximately $ 4.5 million, to be utilized by June 30, 2009, under the same credit terms as the aforementioned loan, with a repayment period – to be decided by Gadot Yam – of up to five years from the draw-down date. Gadot Yam has not yet drawn on this credit but plans to utilize it for the progress payments to be made in connection with the two additional ships it has bought – see note 4b above.

Gadot Yam is also required to comply with financial covenants, with regard to the data reported in its quarterly and annual financial statements, as follows:

—	Shareholders’ equity shall not fall below $ 8 million.

—	Shareholders’ equity shall not be less than 20% of total assets.

—	Both “Income from operations” and “Net income” shall be in the black.

—	Cash flows from operating activities shall be positive.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 5	–	ACQUISITION OF A COMPANY

On November 22, 2007, the Company acquired, through a second tier subsidiary, GCT Netherlands B.V., 90% of the share capital of the European company, Finlog (hereafter – the Acquired Company), for a consideration of € 11.67 million. Finlog owns, directly and indirectly, the VLS group of companies, which are engaged in the provision of logistic services throughout Western Europe (hereafter – the Companies). The remaining 10% of the share capital (hereafter – the Remaining Shares) will be held by the directors of the Acquired Company, including its CEO (hereafter – the Directors). The agreement includes provisions regarding the right of the Company to purchase the Remaining Shares from the Directors and the right of the Directors to sell these to the Company. 90% of the financing for the transaction will be provided by bank financing for a period of 7 years, with the balance coming from the Company’s own resources.

NOTE 6	–	ACCOUNTING CHANGES:

a.	Application of new accounting standards that became effective on January 1, 2007:

With effect from the financial statements for the period ended March 31, 2007, the Company applies the following new accounting standards:

1)	Israel Accounting Standard No. 26 – “Inventories” (hereafter Standard 26)

Standard 26, which is based on International Accounting Standard No. 2, prescribes the accounting treatment of inventory and provides guidelines for determining the cost of inventory and its subsequent recognition as an expense, as well as the recognition and treatment of any write-down to net realizable value.

Standard 26 specifies the costs that are to be taken into account in determining the cost of inventory and the costs that may not be included in the cost of inventory, and requires that fixed production overheads be allocated based on the normal capacity of the production facilities.

In determining the cost of inventory, the standard requires specific identification of the cost of certain items that are not ordinarily interchangeable and of goods and services that have been produced and segregated for specific projects. In other instances, the standard prescribes the exclusive use of the “first-in, first-out” (FIFO) method or the “weighted average” method.

In addition, Standard 26 also stipulates that the financing element in purchases of inventory on credit must be accounted for separately, whenever the actual arrangement includes a financing element. For instance, the difference between the purchase price on normal credit terms and the actual amount paid is to be recognized as an interest expense over the financing period.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

Standard 26 is usually applied retroactively, but taking into account that the policies applied in the past by the Group with regard to the accounting treatment of inventories are not substantially different from the guidelines of the standard, the first-time application referred to above has not had a material effect on the financial statements of the Group.

2)	Israel Accounting Standard No. 27 – “Property, Plant and Equipment” and Israel Accounting Standard No. 28 – “Amendment of the Transitional Provisions of Israel Accounting Standard No. 27,Property, Plant and Equipment"

Israel Accounting Standard No. 27 – “Property, Plant and Equipment” (hereafter – Standard 27), which is based on International Accounting Standard No. 16, prescribes the accounting treatment for property, plant and equipment. The standard stipulates provisions for the recognition of an item of property, plant and equipment as an asset, the initial measurement of its cost, and its measurement subsequent to initial recognition, as well as provisions regarding depreciation and derecognition of an item of property, plant and equipment.

The standard prescribes that an item of property, plant and equipment that qualifies for recognition as an asset is to be measured at cost upon its initial recognition. The standard states that the cost of an item of property, plant and equipment includes its purchase price (including import duties and non-refundable purchase taxes, after deducting trade discounts and rebates), costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management, as well as the initial estimate of the present value of the costs of dismantling and removing the item and restoring the site on which it is located (if the entity is obligated to do so).

The cost of an item of property, plant and equipment is the cash price equivalent at the recognition date. Accordingly, if payment is deferred beyond normal credit terms, the difference between the cash price equivalent and the total payment is recognized as an interest expense over the period of credit.

Subsequent to the date of initial recognition, the standard allows for a choice between the cost method and the revaluation method as an accounting policy, which must be applied to all the items within a given class of property, plant and equipment. Under the cost method, an item of property, plant and equipment shall be carried at its cost, less any accumulated depreciation and any accumulated impairment losses. Under the revaluation method, an item of property, plant and equipment whose fair value can be measured reliably shall be carried at a revalued amount, being its fair value at the date of the revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

An increase in the carrying amount of an item of property, plant and equipment, resulting from a revaluation, is to be credited directly to shareholders’ equity under the heading of “Revaluation surplus”. However, such increase shall be recognized in the statement of income to the extent that it reverses a revaluation decrease of the same asset previously recognized in the statement of income. On the other hand, a decrease in the carrying amount of an item of property, plant and equipment, resulting from a revaluation, is to be recognized in the statement of income. However, the decrease shall be debited directly to shareholders’ equity under the heading of “Revaluation surplus”, to the extent of any credit balance existing in the revaluation surplus in respect of that asset.

Standard 27 discusses the definition of a depreciable amount of an item of property, plant and equipment, its residual value and the period and method of depreciation.

Standard 27 stipulates that, for the purpose of depreciating property, plant and equipment, the amount initially recognized in respect of an item of property, plant and equipment should be allocated to its significant parts, and each such part should be depreciated separately. Nevertheless, different parts of an item of property, plant and equipment, with the same useful life and depreciation method, may be grouped for the purpose of depreciation. According to the provisions of Standard 27, the residual value, the useful life and the depreciation method of an asset should be reviewed at least at each fiscal year-end; if there has been a change in the expected pattern of consumption of the future economic benefits embodied in the asset, the depreciation method shall be changed to reflect the changed pattern. Such a change shall be accounted for as a change in an accounting estimate.

The Group has applied Standard 27 retroactively. Accordingly, upon the standard being applied for the first time, the expenses pertaining to the major repairs and servicing of ships owned by the Group are carried, with retroactive effect, to the cost of the ships and are depreciated over the period until the next repair or service is carried out. Previously, the Group would record provisions in its accounts for the aforementioned expenses over the period until they were actually incurred. As to the effect of the changes resulting from the application of Standard 27, see section (5) below. In addition, due to the increase in the scrap value of one of the ships owned by the Group and taking into consideration its useful life for the Company, depreciation of the balance of its cost has been discontinued in the accounts. As a result of discontinuing the depreciation, the cost of revenues for the nine-month and three-month periods ended September 30, 2007 have been reduced by approximately NIS 2,866,000 and approximately NIS 1,146,000, and the net income has increased by NIS 2,034,000 and approximately NIS 813,000, respectively.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

3)	Israel Accounting Standard No. 23 – “Accounting Treatment Applied to Transactions between an Entity and its Controlling Shareholder” – (hereafter – Standard 23)

Standard 23, which does not obligate entities that are not subject to the Securities Law, 1968, provides that assets and liabilities, in respect of which a transaction was carried out between an entity and its controlling shareholder, shall be measured at the date of transaction at their fair value, and the difference between fair value and the consideration set in the transaction shall be carried to shareholders’ equity. These provisions replace the requirements of the Securities Regulations (Presentation of Transactions between an Entity and its Controlling Shareholder in Financial Statements), 1996, whereunder assets transferred as above would be measured at their carrying amount in the transferor’s accounts, while the difference between this value and the consideration set in those transactions is carried to shareholders’ equity.

Pursuant to the provisions of Standard 23, when the difference between fair value and the consideration arises from a benefit granted by the controlling shareholder to the entity controlled thereby, said difference shall be credited to a capital surplus within the entity’s shareholders’ equity; while in the event that said difference arises from a benefit granted by the entity to its controlling shareholder, such difference shall be carried to the entity’s retained earnings. In addition, the difference between the fair value of the asset and its carrying amount in the transferor’s accounts shall be recognized as a gain or loss in the transferor’s accounts.

Standard 23 includes specific provisions pertaining to the transfer of assets, the assumption of liabilities, indemnification and waiver and the grant or receipt of loans.

In addition, the standard also sets a hierarchy for the measurement of fair value and includes disclosure requirements as to the nature and scope of transactions between an entity and its controlling shareholder, occurring during the reported period, as well as to the effect of these transactions on the entity’s income or loss for the reporting period and its financial position.

Standard 23 is being applied prospectively and as such does not affect the accounting treatment applied to transactions with controlling shareholders in the financial statements for prior periods. In addition, the standard applies to loans granted to, or received from, a controlling shareholder prior to the effective date of the standard (January 1, 2007), with this applying to such a loan with effect from the standard’s effective date.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

4)	Israel Accounting Standard No. 30 – “Intangible Assets” (hereafter – Standard 30)

Standard 30, which is based on International Accounting Standard No. 38, prescribes the accounting treatment for intangible assets that are not assets subject to other accounting standards. The standard defines how the carrying value of such assets is to be measured and includes broad disclosure requirements with regard to these.

The standard discussed the various circumstances in which an entity might recognize an intangible asset, including an acquisition: by separate purchase, as part of a business combination, by government grant, by exchange of assets and by self-creation (internal generation). With regard to the latter, the standard prescribes that an intangible asset resulting from research shall not be recognized as an asset, while an intangible asset resulting from development shall only be recognized as an asset, if the entity is able to prove compliance with the cumulative conditions stipulated in the standard, including the technical feasibility of its completion, so that it can either be used or sold, as well as also being able to demonstrate how the asset will generate future economic benefits.

Pursuant to the provisions of Standard 30, an intangible asset that qualifies for recognition as an asset is to be measured at cost upon its initial recognition. Subsequent to the date of initial recognition, the standard permits an election to be made between the cost model and the revaluation model as the accounting policy. This notwithstanding, a single accounting policy has to be applied with regard to assets of the same class. Use of the revaluation model is only permitted when there is an active market for the asset.

This accounting standard is effective for financial statements for periods commencing on January 1, 2007 and thereafter, and is applied retroactively, except as stated below. The standard applies to business combinations that took place on or after January 1, 2007. This notwithstanding, with regard to an in-process research and development project, which was acquired within the framework of a business combination that took place prior to January 1, 2007, the standard prescribes specific transitional provisions for the recognition of such a project as an asset.

Standard 30 revokes the provisions relating to intangible assets, other than goodwill, arising from the acquisition of an investee company, which are included in Israel Accounting Standard No. 20 (Amended) – “The Accounting Treatment of Goodwill and Intangible Assets on the Acquisition of an Investee Company”.

The Group has elected to adopt the cost method as its accounting policy for the measurement of intangible assets.

In addition, upon the first-time application of the standard, the Group reclassified software, whose depreciated cost as of December 31, 2006 amounted to approximately NIS 3,415,000 (audited). The software was previously presented in the balance sheet within the framework of the “Other assets” item and is now presented in the balance sheet within the framework of the “Intangible assets and deferred charges” item.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

5)	Presented below is the effect of the accounting changes described above, resulting from the first-time retroactive application of some of the aforementioned new accounting standards, on the comparative data in these financial; statements:

	Nine months ended September 30, 2006	Three months ended September 30, 2006	Year ended December 31, 2006
	(Unaudited)		(Audited)
	NIS in thousands

Effect on statements of income:
a) Effect on net income:
Net income, as previously reported	31,821	8,045	46,915
Effect of retroactive application -
reduction of cost of revenues	1,337	474	1,721

Net income reported in these financial statements	33,158	8,519	48,636

b) Effect on earnings per share:
Basic earnings per share before cumulative
effect of accounting change, as previously
reported	0.58	0.15	0.89
Effect of retroactive application	0.02	0.01	0.03

Basic earnings per share before cumulative
effect of accounting change, reported in
these financial statements	0.60	0.16	0.92

Fully diluted earnings per share before cumulative
effect of accounting change, as previously
reported	0.52	0.14	0.79
Effect of retroactive application	0.02	0.02	0.02

Fully diluted earnings per share before cumulative
effect of accounting change, reported in
these financial statements	0.54	0.16	0.81

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

	As previously reported	Effect of retroactive application	As reported in these financial statements
	NIS in thousands

Effect on balance sheets:
a) Balance sheet as of September 30, 2006 (unaudited):
Effect on assets and liabilities:
Property, plant and equipment	188,163	(1,891)	186,272

Intangible assets	25,850	2,985	28,835

Other payables and accruals	(61,539)	717	(60,822)

Effect on shareholders' equity:
Capital surplus from translation differences	1,424	45	1,469

Retained earnings	(47,391)	(1,856)	(49,247)

b) Balance sheet as of December 31, 2006 (audited):
Effect on assets and liabilities:
Property, plant and equipment	189,957	(2,428)	187,529

Intangible assets	50,323	3,415	53,738

Other payables and accruals	(104,208)	*21,732	(82,476)

Effect on shareholders' equity:
Capital surplus from translation differences	2,355	79	2,434

Retained earnings	(41,269)	(2,240)	(43,509)

* Includes reclassification.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

b.	Recently issued accounting standards:

1)	Israel Accounting Standard No. 29 – “Adoption of International Reporting Financial Standards (IFRS)” (hereafter: Standard 29)

In July 2006, the IASB issued Standard 29 that stipulates that companies, which are subject to the Securities Law, 1968 and are required to report pursuant to regulations issued thereunder, shall draw up their financial statements under International Financial Reporting Standards (IFRS) with effect from reporting periods commencing on January 1, 2008 (i.e., commencing from the first quarter of 2008). Pursuant to the provisions of Standard 29, such companies and other companies may elect early adoption of the standard, and prepare their financial statements under IFRS, commencing with the financial statements that are published subsequent to July 31, 2006.

Standard 29 prescribes that companies, which currently do not draw up their financial statements under IFRS, and are required or elect, as stated above, to prepare their financial statements for the first time under IFRS, shall apply the provisions specified in International Financial Reporting Standard No. 1 (“IFRS 1”) –“First-Time Adoption of International Financial Reporting Standards” in making the transition. IFRS 1, which deals with the first-time transition to reporting under IFRS, provides that, in the first annual financial statements that are drawn up under IFRS (including the interim financial statements for that year), all the latest IFRS standards in effect at the end of the reporting year in which the company reports under IFRS for the first time, shall be applied retrospectively (with the exception of certain exemptions and prohibitions, as referred to below). IFRS 1 specifies two groups of exceptions to the principle of retrospective application: (1) exemptions from mandatory retrospective application with regard to certain topics, while providing the option to utilize all or part of those exemptions, and (2) prohibitions concerning mandatory retrospective application with regard to defined topics. Pursuant to the provisions of IFRS 1, the first financial statements drawn up under IFRS shall include at least one year’s comparative data. Accordingly, a company that draws up its financial statements under IFRS for the first time for periods commencing after January 1, 2008, and elects to present comparative data for one year only, shall be required, pursuant to IFRS 1, to prepare an opening balance sheet as of January 1, 2007, which shall be drawn up under IFRS. In preparing this opening balance sheet, all the latest IFRS standards, as referred to above, with regard to recognition, non-recognition, classification and measurement of all the company’s assets, liabilities and shareholders’ equity items, shall be applied. IFRS 1 also establishes certain disclosure requirements that apply to the financial statements that are drawn up for the first time under IFRS. Pursuant to these disclosure requirements, companies applying IFRS for the first time are required to explain what effect the transition from the previous generally accepted accounting principles to IFRS has had on the reported financial position, operating results and cash flows. Also, companies are required to include notes providing reconciliations of the data reported under the previous accounting principles, to the data reported under IFRS, in respect of their shareholders’ equity and statements of income (loss) as of certain dates and for certain periods.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

In addition, Standard 29 requires companies, which draw up their financial statements under IFRS for the first time for periods commencing after January 1, 2008, to disclose, in a note to their financial statements for 2007, the balance sheet data as of December 31, 2007 and income statement data for the year ended December 31, 2007, as they would appear after applying IFRS recognition, measurement and presentation rules.

IFRS differ from general accounting principles accepted in Israel and, accordingly, financial statements drawn up under IFRS might reflect a financial position, operating results and cash flows that are significantly different from those presented in these financial statements. Application of IFRS requires that suitable preparations be made by the Company, including making certain decisions relating to the manner of determining assets and liabilities at the transition date and with regard to setting an accounting policy for various topics. The Company is currently assessing the implications of the transition to reporting under IFRS. At this stage, the Company is unable to estimate the effect that the adoption of IFRS will have on its financial statements.

2)	Israel Accounting Standard No. 13 – “The Effects of Changes in Foreign Exchange Rates”

In April 2007, the IASB issued Israel Accounting Standard No. 13 – “The Effects of Changes in Foreign Currency Exchange Rates”, which is based on International Accounting Standard No. 21. Upon becoming effective, this accounting standard will replace Israel Accounting Standard No. 13, which was issued in October 2001 (hereafter – the previous Standard 13) and will revoke Clarification No. 4 – “Translation of Financial Statements into Shekels from a Reporting Currency Other than Shekels” issued by the IASB. The standard deals with the determination of the functional currency of an entity and its foreign operation, with the translation of transactions in foreign currency into the functional currency and also with the translation of the financial statements of the entity or its foreign operation from the functional currency into the presentation currency of the entity.

The standard replaces the term “reporting currency”, which appeared in the previous Standard 13, with two terms:

a)	“Functional currency” – The currency of the primary economic environment in which the entity operates. This currency reflects the transactions, events and circumstances that are relevant to the entity, with the standard placing greater emphasis on the currency that affects the prices of transactions rather than on just the currency in which the prices of the transactions are denominated. After determining the functional currencies of the entity and of each of its foreign operations, these currencies constitute the currencies in which their operating results and their financial position are measured. Once determined, the functional currency is not altered, unless a change occurs in the aforementioned transactions, events and circumstances. A change in the functional currency is applied prospectively with effect from the date of the change.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 6	–	ACCOUNTING CHANGES (continued):

b)	“Presentation currency” – The currency in which the financial statements of the entity are presented. The standard permits the entity to present its financial statements in any currency and prescribes the method by which the financial statements of the entity or its foreign operation are to be translated from the functional currency to its presentation currency. The main points of the method are: assets and liabilities are to be translated at the closing rate; revenue and expenses data are to be translated at the exchange rates at the dates of the transactions (or at an average rate for the period when such rate represents a reasonable approximation); and all exchange differences resulting from the aforesaid translation are to be recognized as a separate component in shareholders’ equity.

The standard revokes the differentiation that previously existed between investee companies, the activities of which are an integral part of the investor company, and investee companies operating independently, and only differentiates between units whose functional currency is identical to that of the reporting entity and units whose functional currency is different from that of the reporting entity (a foreign operation).

Pursuant to the standard, goodwill arising on the acquisition of a foreign operation, and fair value adjustments to the carrying amount of assets and liabilities arising on the acquisition of that foreign operation are to be treated as part of the assets and liabilities of the foreign operation and are to be measured in the functional currency thereof.

The standard provides that a transaction denominated in foreign currency is to be measured, at the time of its initial recognition, in the functional currency, using the immediate exchange rate between the functional currency and the foreign currency on the transaction date. Exchange differences are to be recognized in the statement of income in the period in which they arise, with one exception: exchange differences in respect of the entity’s net investment in a foreign operation are to be initially recognized in a separate component of shareholders’ equity and are to be carried to income upon disposal of the aforementioned investment.

This standard will be implemented in financial statements for periods commencing from January 1, 2008or thereafter and will be applied retroactively, apart from the exception described therein that relates to goodwill and fair value adjustments arising on the acquisition of a foreign operation.

At this stage, the Group is examining the effect on the financial statements of implementing the standard.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 7	–	BUSINESS SEGMENTS:

For management purposes, the Company is organized into two main business segments:

Importing and marketing of liquid chemicals and other materials (hereafter – Marketing and sales of chemicals).

Marine bulk shipping of liquid chemicals (hereafter – Marine shipping).

In addition to the above, the Company is involved in several other activities, which do not meet the definition of a “segment”. These activities are: the storage and handling of chemicals, land transport services, logistics services for ship cargo, and the leasing of two real-estate properties (hereafter – others).

	Marketing and sales of chemicals	Marine shipping	Others	Eliminations	Total Consolidated
	(Unaudited)
	NIS in thousands

Nine months ended
September 30, 2007:
Revenues:
Unaffiliated customers	995,921	283,477	62,302		1,341,700
Inter-segment	2,842	14,615	11,567	(29,024)

Total revenues	998,763	298,092	73,869	(29,024)	1,341,700

Income from ordinary operations	34,723	33,887	6,842	1,034	76,486

Financial expenses - net					(19,832)
Other income - net					131
Taxes on income					(13,456)
Minority interest in losses of investee
company - net					(496)

Net income for the period					42,833

Nine months ended
September 30, 2006:
Revenues:
Unaffiliated customers	589,950	228,450	55,046		873,446
Inter-segment	2,842	14,575	13,328	(30,745)

Total revenues	592,792	243,025	68,374	(30,745)	873,446

Income from ordinary operations	34,108	24,841	6,119	(762)	64,306

Financial expenses - net					(22,232)
Other income - net					1,202
Taxes on income					(11,233)
Minority interest in profits of investee
company - net					(640)
Cumulative effect, at the beginning of year
of accounting change - net					1,755

Net income for the period					33,158

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 7	–	BUSINESS SEGMENTS (continued):

	Marketing and sales of chemicals	Marine shipping	Others	Eliminations	Total Consolidated
	(Unaudited)
	NIS in thousands

Three months ended
September 30, 2007:
Revenues:
Unaffiliated customers	325,220	103,132	22,490		450,842
Inter-segment	947	3,498	3,719	(8,164)

Total revenues	326,167	106,630	26,209	(8,164)	450,842

Income from ordinary operations	15,236	8,727	1,392	330	25,685

Financial expenses - net					(11,744)
Other expenses - net					(172)
Taxes on income					(3,725)
Minority interest in losses of investee
companies - net					(154)

Net income for the period					9,890

Three months ended
September 30, 2006:
Revenues:
Unaffiliated customers	180,977	81,403	18,871		281,251
Inter-segment	947	5,082	4,303	(10,332)

Total revenues	181,924	86,485	23,174	(10,332)	281,251

Income from ordinary operations	5,885	9,132	2,668	(218)	17,467

Financial expenses - net					(6,925)
Other income - net					378
Taxes on income					(2,159)
Minority interest in profits of investee
companies - net					(242)

Net income for the period					8,519

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 7	–	BUSINESS SEGMENTS (continued):

	Marketing and sales of chemicals	Marine shipping	Others	Eliminations	Total Consolidated
	(Unaudited)
	NIS in thousands

Year ended
December 31, 2006:
Revenues:
Unaffiliated customers	772,522	307,986	76,483		1,156,991
Inter-segment	4,016	19,096	17,870	(40,982)

Total revenues	776,538	327,082	94,353	(40,982)	1,156,991

Income from ordinary operations	36,658	33,067	11,663	(1,055)	80,333

Financial expenses - net					(25,096)
Other income - net					9,180
Taxes on income					(16,367)
Share in the losses of investee company	(156)				(156)
Minority interest in profits of investee
company - net					(1,013)
Cumulative effect, at the beginning of year
of accounting change - net					1,755

Net income for the year					48,636

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A.:

a.	The Company prepares its financial statements in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP and U.S. of America GAAP vary in certain significant respects, as described below:

1)	Effect of inflation

In accordance with Israeli GAAP, until December 31, 2003, when the adjustment of financial statements for the effects of inflation in Israel was discontinued, the company comprehensively included the effect of the changes in the general purchasing power of Israeli currency in its financial statements, as described in note 1b1 above. In view of the inflation in Israel, this was considered a more meaningful presentation than financial reporting based of nominal amounts.

As explained in note 1b1 above the amounts adjusted for the effects of inflation in Israel, presented in the financial statements as of December 31, 2003 (hereafter – “the transition date”), were used as the opening balances for the nominal financial reporting in the following periods. As a result, amounts reported in periods subsequent to the transition date, for non-monetary and capital items that originated before the transition date are based on their adjusted December 2003 shekel balance.

The adjustments to reflect the changes in the general purchasing power of Israeli currency, including adjustments that are included in the carrying amounts of non-monetary and capital items, have been reversed in the reconciliation of Israeli GAAP to U.S. GAAP.

2)	Marketable securities

Under Israeli GAAP, marketable securities are stated at market value at balance sheet date. The changes in value of these securities are carried to financial income or expenses.

Under U.S. GAAP, in accordance with FAS 115, these securities are classified as “available-for-sale securities”; accordingly, these securities are stated at market value at balance sheet date and the changes in value of such securities are reported as “other comprehensive income” under the provisions of FAS 130.

3)	Proportionate consolidation

Under Israeli GAAP, joint venture companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint venture companies are accounted for by the equity method.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

4)	Deferred income taxes

As noted in note 1j5) according to Israeli GAAP, taxes which would apply in the event of disposal of investments in the associated companies have not been provided for, as it is the company’s policy to hold these investments, not to realize them. Under U.S. GAAP, there is no such exemption, and the company needs to provide for deferred taxes with respect to the differences between the amounts of the investments in these companies presented in the financial statements and those taken into account for tax purposes.

5)	Liability for employee rights upon retirement

Under Israeli GAAP, amounts funded in respect of severance pay liability by purchase of insurance policies are deducted from the related liability. Under U.S. GAAP, the amounts funded do not qualify as plan assets and thus should be presented as a long-term investment among the company’s assets. Correspondingly, the entire change in the liability will be classified as part of wages expenses and the income from the funding arrangements will be classified as financing income.

6)	Accounting for Goodwill

Under Israeli GAAP, commencing January 1, 2006, goodwill is no longer amortized on a systematic basis and are subject, at least annually, to an impairment test (see note 1h).

Under U.S. GAAP the amortization of goodwill ceased as from the beginning of fiscal 2002.

The company has selected December 31 as the date on which it will perform its annual goodwill impairment test.

7)	Debentures convertible into shares

Under Israeli GAAP, effective January 1, 2006, the company applies the provisions of Israel Accounting Standard No. 22 of the IASB, “Financial Instruments: Disclosure and Presentation”. According to this standard, the liability component and the equity component imputed in the convertible debentures have been recognized separately in the balance sheet.

Under U.S. GAAP conversion feature should not be bifurcated.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

8)	Derivative instruments

Under Israeli GAAP, as noted in note 1h, the company accounts for some of its derivative instruments as hedging instruments. Under U.S. GAAP, in accordance with the provisions of FAS 133 (as amended), the company’s derivative instruments do not qualify for hedge accounting.

9)	Functional currency of certain subsidiaries

In accordance with Israeli GAAP, which until December 31, 2003 was based on the guidelines of Opinion 36 of the Institute of Certified Public Accountants in Israel, and commencing January 1, 2004 is based on the provisions of Israeli Accounting Standard No. 13, the financial statements of certain subsidiaries and associated companies was maintained and measured in NIS, which is the measurement and presentation currency of the Company.

In accordance with US GAAP, (FAS No. 52), a company is required to determine its functional currency and measure its accounting books based on the functional currency determined. The effect of the differences in the Company’s equity in the operating results of the relevant subsidiaries companies resulting from the difference in the currency mainly form EURO into NIS measurement is included in the reconciliation of the net earnings in the line “Effect of difference in currency measurement of investee”.

10)	Issuance of convertible bonds, detachable warrants and shares

Under Israeli GAAP, the proceeds from the issuance of convertible bonds, detachable warrants and shares under prospectus dated November, 2003 was based on the relative offering price stated in the prospectus.

Under US. GAAP the proceeds under the prospectus were allocated as follows: the warrants were assigned their fair value, and the residual was allocated between the convertible bonds and shares based on their relative fair value.

11)	Reclassification of deferred charges

Under Israeli GAAP, in accordance with Israeli Accounting Standard No. 22, “Financial Instruments – Presentation and Disclosure”, commencing January 1, 2006, the balance of deferred debt issuance costs, which at December 31, 2006 amounted to 1,024 thousands, was reclassified and presented as a deduction from the amount of the liabilities to which such expenses relate.

Under U.S. GAAP, such deferred charges are presented as other assets and amortized using the effective interest method over the life of the debt.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

12)	Warrants

Under Israeli GAAP these warrants are classified as equity.

Under U.S. GAAP since the exercise price of the warrants is linked to the changes in the Israeli CPI it results with a non equity classification of the warrants. The warrants are classified as liabilities and presented at fair value. Changes in the fair value of the warrants are carried to financial income (expenses).

13)	Classification of certain expenses in the income statement

Under Israeli GAAP, certain expenses – such as capital gain amounting to approximately 9,180 thousand NIS, 2,182 thousand NIS and 328 thousand NIS in the years 2006, 2005 and 2004, respectively, are included under other income(expenses) as non-operating expenses, whereas in accordance with U.S. GAAP such items should be classified as part of the operating results.

These adjustments were included in the reconciliation to the U.S. GAAP, in paragraph b.1)b below.

b.	The effect of the material GAAP differences, as described in a. above, on the consolidated financial statements is as follows:

1)	Operating results:

a)	Effect on net income:

	September 30		December 31, 2006
	2007	2006
	NIS in thousands (except per share data)

Net income, as reported in these	42,833	33,158	*48,636
Consolidated financial statements according to Israeli GAAP
Effect of the treatment of the following
items under U.S. GAAP:
Deferred taxes	(170)	(493)	(415)
Marketable securities	(1,482)	(374)	(1,733)
Interest accrued on debentures convertible into shares	273	382	964
Revenue recognition		(1,755)	(1,755)
Property, plant and equipment	(194)	1,129	(281)
Functional currency of certain subsidiaries	1,204	(853)	1,109
Derivatives	200	213	280
Warrants	(4,900)	2,808	4,926
Effect of inflation	320	1,095	845
Related tax effect of the adjustments in
respect of the above differences	2,188	2,752	(1,083)

Net income under U.S. GAAP	40,272	38,062	51,493

Net income (loss) per share:
Israeli GAAP	0.75	0.6	0.92

U.S. GAAP	0.7	0.75	0.98

* After retrospective application of a change in accounting policy.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

b)	Effect on Income from operations:

	September 30		December 31, 2006
	2007	2006
	NIS in thousands (except per share data)

Income from operations, as reported in these financial
statements in accordance with Israeli GAAP
Effect of the treatment of the following
items under U.S. GAAP:	76,486	64,306	80,333
Deferred charges on debentures
Convertible into shares	(254)	(248)	(104)
Property, plant and equipment	(194)	1,129	(281)
Functional currency of certain subsidiaries	33	(45)	(381)
Derivatives	200	213	280
Effect of inflation	230	1,095	838
Proportionate consolidation	(38,770)	(25,883)	(36,336)
Classification of certain expenses in the income statement	67		8,300

Income from operations under U.S. GAAP	37,798	40,567	52,649

2)	Shareholders’ equity:

	September 30		December 31, 2006
	2007	2006
	NIS in thousands

Shareholders' equity, as reported in these
consolidated financial statements, according to
Israeli GAAP	183,083	146,727	168,341
Effect of the treatment of the above
differences under U.S. GAAP:
Equity component bifurcated from the
debentures convertible into shares	(935)	(3,318)	(2,134)
Deferred taxes	(778)	(686)	(608)
Derivatives	(2,163)	(3,363)	(2,369)
Amortization of goodwill	17,024	17,024	17,024
Property, plant and equipment	433	2,613	779
Functional currency of certain subsidiaries	1,971	1,106	1,053
Warrants	(11,553)	(9,453)	(7,991)
Effect of inflation	(5,327)	(3,485)	(5,811)

Shareholders' equity under U.S. GAAP	181,755	147,165	168,284

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

c.	Reporting comprehensive income

1)	Under Israeli GAAP, translation differences are carried as a separate component in the balance sheet among “shareholders’ equity”, while under U.S. GAAP such differences are included in “other comprehensive income” under the provisions of FAS 130.

2)	Under Israeli GAAP, these marketable securities are classified as a “current investment” and are accordingly marked to market; unrealized gains and losses arising from these securities are reported in earnings. Under U.S. GAAP, the company’s marketable securities are classified, in accordance with the provisions of FAS 115, as “available-for-sale” and accordingly are marked to market; unrealized gains and losses arising from these securities are reported as “other comprehensive income” under the provisions of FAS 130.

3)	The effect of the foregoing GAAP differences on reporting comprehensive income is as follows:

(a)	Comprehensive income:

	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Year ended December 31, 2006
	NIS in thousands

Net income, as reconciled to U.S.
GAAP, see b. above	40,272	37,798	51,493

Other comprehensive income - gains
not reported in the income
statements:
Differences from translation of
foreign currency financial
statements of investees	(627)	(470)	(812)
Unrealized gains on marketable
securities, net	1,052	490	1,196

Comprehensive income	40,697	37,818	51,877

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

d.	Newly issued accounting pronouncement

1)	In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years (January 1, 2008, for the Company). The Company is currently assessing the impact that SFAS 157 may have on its financial position.

2)	In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at its initial application or at other specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years (January 1, 2008, for the Company). If the company is to elect the fair value option for its existing assets and liabilities, the effect as of the adoption date, shall be reported as a cumulative-effect adjustment to the opening balance of retained earnings . The Company is currently assessing the impact that SFAS 159 may have on its financial position.

3)	In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)". SFAS 141(R) changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance and income tax uncertainties.. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 . Early application is prohibited. the Company will be required to adopt SFAS 141(R) on January 1, 2009. The Company is currently assessing the impact that SFAS 159 may have on its financial position.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (continued)
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 8	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

4)	In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51" (“SFAS 160”).

SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. An ownership interest in subsidiaries held by parties other than the parent should be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. SFAS 160 requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary should be accounted for similarly as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary should be initially measured at fair value, with any gain or loss recognized in earnings.

SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interests.

SFAS 160 is effective for fiscal years (including interim periods within those fiscal years) beginning on or after December 15, 2008. Earlier adoption is prohibited. The statement shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirement which shall be applied retrospectively for all periods presented. The Company will be required to adopt SFAS 160 on January 1, 2009. The Company is currently assessing the impact that SFAS 160 may have on its results of operations and financial position.

NOTE 9	–	POST BALANCE SHEET EVENTS

On 13, November 2007 the Company signed a memorandum for the sale of land parcels in Lavrio. This agreement concluded a summary of basic terms for the sale of Lavrio terminal. This transaction shall be made pursuant to Definitive Agreement. Parties’ intention was this Definitive Agreement to be executed until 31, December 2007. In case by this date it is not met, the Company is free to negotiate the sale with any other interested party. On 31, December 2007 the above parties agreed to change the date for the Conclusion of the Definitive Agreement to be the period until February 29, 2008.

During December of 2007 the Company signed an agreement with the insurance companies which during 2006 have exercised restraining court orders against to Company. Based on the signed agreement the other insurance companies received a total amount of € 1,015,803 and they resigned from any demand against the Company as regards the fire on Company’s plant in Lavrio. After the above agreement (with the insurance companies which during 2006 have exercised restraining court orders against the Company), the Company received from the insurance company the remaining amount of the insurance as regards the accident in Lavrio. Based on the final agreement with the insurance company Chyma has the liability to return to the insurance company the total amount received (€ 5,745,289) and any related interest if in the future it is proven that the accident in Company’s plant is due to deceit or significant neglect of Company’s representatives.